CHAMPION HOMES ANNOUNCES SECOND QUARTER FISCAL 2026 RESULTS

Troy, Michigan, November 4, 2025 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes”) today announced financial results for its second quarter ended September 27, 2025 (“fiscal 2026”).

Second Quarter Fiscal 2026 Highlights (compared to Second Quarter Fiscal 2025, unless otherwise noted)

•
Net sales increased 11.0% to $684.4 million
•
U.S. homes sold increased 3.4% to 6,575
•
Backlog increased 3.5% to $313.2 million from the sequential first quarter of fiscal 2026
•
Average selling price (“ASP”) per U.S. home sold increased 6.8% to $98,700
•
Gross profit margin expanded by 50 basis points to 27.5%
•
Net income increased by 6.3% to $58.2 million
•
Earnings per diluted share (“EPS”) increased 9.6% to $1.03
•
Adjusted EBITDA increased 12.3% to $83.4 million
•
Adjusted EBITDA margin expanded by 20 basis points to 12.2%
•
Net cash generated by operating activities of $75.9 million during the quarter
•
Repurchased $50.0 million of shares under the share repurchase program

“The Champion Homes team delivered strong financial results, supported by our disciplined execution and continued focus on our strategic priorities," said Tim Larson, President and Chief Executive Officer of Champion Homes. "By advancing our retail and digital capabilities, and offering a range of new homes and price points that match today's demand for affordable housing, we were able to achieve growth in a dynamic market. Our teams remain focused on executing our strategic priorities which are designed to deliver customer and shareholder value."

Second Quarter Fiscal 2026 Results

Net sales for the second quarter fiscal 2026 increased 11.0% to $684.4 million compared to the prior-year period. The number of U.S. homes sold in the second quarter fiscal 2026 increased 3.4% to 6,575 mainly driven by an increase in sales through our company-owned retail channel and the acquisition of Iseman Homes. The ASP per U.S. home sold increased 6.8% to $98,700 due to changes in product mix and increased prices on new homes sold through company-owned retail sales centers. The number of Canadian factory-built homes sold in the quarter increased to 196 homes compared to 179 homes in the prior-year period due to improving demand in certain markets.

Gross profit increased by 13.0% to $187.9 million in the second quarter fiscal 2026 compared to the prior-year period. Gross profit margin was 27.5% of net sales, a 50-basis point expansion compared to 27.0% in the prior-year period. Gross margin expansion reflects a higher percentage of total sales through our company-owned retail sales centers in the current quarter and the unfavorable purchase accounting impact in the prior year related to the value of inventory acquired in the purchase of Regional Homes.

Selling, general, and administrative expenses (“SG&A”) in the second quarter fiscal 2026 increased to $113.1 million from $99.7 million in the same period last year. SG&A during the quarter increased due to higher variable compensation from higher sales volumes and profitability, previously announced plant closure costs, and the inclusion of Iseman Homes, partially offset by a $3.7 million gain on the sale of an idle facility. SG&A as a percentage of net sales was 16.5%, compared to 16.2% in the prior year period.

Net income increased by 6.3% to $58.2 million for the second quarter fiscal 2026 compared to the prior-year period. The increase in net income was driven by higher sales and gross profit in the quarter.

Adjusted EBITDA for the second quarter fiscal 2026 increased by 12.3% to $83.4 million compared to the prior-year period. Adjusted EBITDA margin for the quarter was 12.2%, compared to 12.0% in the prior-year period.

As of September 27, 2025, Champion Homes had $618.7 million in cash and cash equivalents, an increase of $13.7 million in the current quarter. The Company repurchased and retired $50 million of its common stock under the previously announced repurchase program. On October 30, 2025, the Board of Directors refreshed the share repurchase authorization to provide for $150 million of potential future repurchases.

Conference Call and Webcast Information:

Champion Homes’ management will host a conference call tomorrow, November 5, 2025, at 8:00 A.M. Eastern Time, to discuss the Company's financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (844) 826-3033 (domestic) or (412) 317-5185 (international). A telephonic replay will be available approximately three hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 10203652. The replay will be available until 11:59 P.M. Eastern Time on November 19, 2025.

About Champion Homes, Inc.:

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,000 people. With more than 70 years of homebuilding experience and 46 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 82 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Champion Homes, Genesis Homes, Skyline Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, J. Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN Capital Corp., (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN Capital Corp., (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; changes in U.S. trade policies, including tariffs or other trade protection measures; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the risks relating to the material weakness, including remediation actions, we previously identified in our internal control over financial reporting; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2025 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Jason Blair

Email: jablair@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 27, 2025 (unaudited)	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$618,740	$610,338
Trade accounts receivable, net	94,114	84,103
Inventories, net	352,210	360,629
Other current assets	47,367	31,428
Total current assets	1,112,431	1,086,498
Long-term assets:
Property, plant, and equipment, net	313,974	307,140
Goodwill	363,616	357,973
Amortizable intangible assets, net	61,715	64,712
Deferred tax assets	18,454	37,998
Other noncurrent assets	250,615	256,087
Total assets	$2,120,805	$2,110,408
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$98,927	$106,091
Accounts payable	63,160	65,136
Other current liabilities	266,443	280,081
Total current liabilities	428,530	451,308
Long-term liabilities:
Long-term debt	24,045	24,773
Deferred tax liabilities	7,864	7,350
Other liabilities	79,106	82,539
Total long-term liabilities	111,015	114,662

Stockholders' Equity:
Common stock	1,549	1,584
Additional paid-in capital	600,970	586,941
Retained earnings	995,728	975,981
Accumulated other comprehensive loss	(16,987)	(20,068)
Total stockholders’ equity	1,581,260	1,544,438
Total liabilities and stockholders’ equity	$2,120,805	$2,110,408

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net sales	$684,429	$616,877	$1,385,747	$1,244,656
Cost of sales	496,497	450,544	1,007,985	914,108
Gross profit	187,932	166,333	377,762	330,548
Selling, general, and administrative expenses	113,117	99,655	224,426	208,482
Operating income	74,815	66,678	153,336	122,066
Interest (income), net	(4,034)	(4,737)	(8,570)	(8,986)
Other expense (income)	79	14	(1,141)	(1,205)
Income before income taxes	78,770	71,401	163,047	132,257
Income tax expense	18,551	15,392	36,250	29,111
Net income before equity in net loss of affiliates	60,219	56,009	126,797	103,146
Equity in net loss of affiliates	125	691	710	2,034
Net income	60,094	55,318	126,087	101,112
Net income attributable to non-controlling interest	1,895	584	3,201	584
Net income attributable to Champion Homes, Inc.	$58,199	$54,734	$122,886	$100,528
Net income attributable to Champion Homes, Inc. per share:
Basic	$1.03	$0.95	$2.17	$1.74
Diluted	$1.03	$0.94	$2.15	$1.73

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Six months ended
	September 27, 2025	September 28, 2024

Cash flows from operating activities
Net income	$126,087	$101,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,560	20,123
Amortization of deferred financing fees	231	187
Equity-based compensation	10,483	11,213
Deferred taxes	18,332	(596)
(Gain) loss on disposal of property, plant, and equipment	(2,621)	57
Foreign currency transaction (gain)	(399)	(70)
Equity in net loss of affiliates	710	2,034
Dividends from equity method investment	480	766
Change in fair value of contingent consideration	—	7,912
Change in assets and liabilities:
Accounts receivable	(9,489)	(10,051)
Floor plan receivables	(2,930)	(15,155)
Inventories	25,718	(6,759)
Other assets	(11,434)	(330)
Accounts payable	(1,750)	13,895
Accrued expenses and other liabilities	(25,800)	20,104
Net cash provided by operating activities	151,178	144,442
Cash flows from investing activities
Additions to property, plant, and equipment	(17,817)	(24,827)
Cash paid for equity method investment	(447)	—
Proceeds from floor plan loans	—	2,136
Acquisition, net of cash acquired	(24,636)	—
Proceeds from disposal of property, plant, and equipment	5,105	138
Net cash (used in) investing activities	(37,795)	(22,553)
Cash flows from financing activities
Changes in floor plan financing, net	(7,310)	(5,308)
Payments on long term debt	(769)	(11)
Payments of deferred financing fees	(1,014)	—
Payments for repurchase of common stock	(100,000)	(40,000)
Stock option exercises	3,550	272
Tax payments for equity-based compensation	(2,344)	(2,273)
Net cash (used in) financing activities	(107,887)	(47,320)
Effect of exchange rate changes on cash and cash equivalents	2,906	599
Net increase in cash and cash equivalents	8,402	75,168
Cash and cash equivalents at beginning of period	610,338	495,063
Cash and cash equivalents at end of period	$618,740	$570,231

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended		Six months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net income attributable to Champion Homes, Inc.	$58,199	$54,734	$122,886	$100,528
Income tax expense	18,551	15,392	36,250	29,111
Interest (income), net	(4,034)	(4,737)	(8,570)	(8,986)
Depreciation and amortization	11,658	9,511	23,560	20,123
EBITDA	84,374	74,900	174,126	140,776
Equity in net loss (income) of ECN	48	(658)	507	521
Change in fair value of contingent consideration	—	—	—	7,912
Plant closure costs	2,580	—	5,832	—
Gain on sale of idle facility	(3,650)	—	(3,650)	—
Transaction costs	—	—	714	—
Adjusted EBITDA	$83,352	$74,242	$177,529	$149,209

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended		Six months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net income attributable to Champion Homes, Inc.	$58,199	$54,734	$122,886	$100,528
Adjustments:
Equity in net loss (income) of ECN	48	(658)	507	521
Change in fair value of contingent consideration	—	—	—	6,088
Plant closure costs	1,943	—	4,786	—
Gain on sale of idle facility	(2,749)	—	(2,749)	—
Transaction costs	—	—	565	—
Adjusted net income attributable to Champion Homes, Inc.	$57,441	$54,076	$125,995	$107,137

Adjusted basic net income per share	$1.02	$0.94	$2.22	$1.85
Adjusted diluted net income per share	$1.01	$0.93	$2.21	$1.84
Average basic shares outstanding	56,352	57,648	56,729	57,757
Average diluted shares outstanding	56,671	58,185	57,059	58,249